                                                                    Exhibit 3.13

            No.21576 Filed on the 25th day of July 1994 at 2:42 P.M.

                             File Number 5789-787-2

                            (STATE OF ILLINOIS LOGO)

                        OFFICE OF THE SECRETARY OF STATE

WHEREAS, ARTICLES OF INCORPORATION OF TITAN INVESTMENT CORPORATION INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, George H. Ryan, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

     In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 13TH day of JULY A.D. 1994 and of the Independence of the United States the two hundred and 19TH.

(SEAL)


                                        /s/ George H. Ryan
                                        ----------------------------------------
                                        SECRETARY OF STATE

Form BCA-2.10               ARTICLES OF INCORPORATION

                                     (STAMP)

(Rev. Jan. 1991)                                          SUBMIT IN DUPLICATE!

George H. Ryan
Secretary of State                                        This space for use by
Department of Business Services                             Secretary of State
Springfield, IL 62756                                     Date 7-13-94
Telephone (217) 782-6961
                                                          Franchise Tax   $ 25
Payment must be made by                                   Filing Fee      $ 75
certified check,                                                          ----
cashier's check, Illinois                                 Approved:        100
attorney's check,
Illinois C.P.A's check or
money order, payable to
"Secretary of State."

1.   CORPORATE NAME: TITAN INVESTMENT CORPORATION

     (The corporate name must contain the word "corporation", "company," "incorporated," "limited" or an abbreviation thereof.)

2.   Initial Registered Agent:      Maurice           M.        Taylor, Jr.
                                  First Name   Middle Initial    Last name

     Initial Registered Office:   2701 Spruce Street
                                        Number           Street      Suite #

                                        Quincy            62301       Adams
                                         City           Zip Code     County

     Purpose or purposes for which the corporation is organized:

     (If not sufficient space to cover this point, add one or more sheets of this size.)

     To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act of 1983, as amended.

4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

                          Number
         Par Value      of Shares        Number of Shares  Consideration to be
Class    per Share      Authorized  Proposed to be Issued   Received Therefor
------  --------------  ----------  ---------------------  -------------------
Common  $ No Par Value  1,000,000           1,000               $10,000.00

     Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

     (If not sufficient space to cover this point, add one or more sheets of this size)

                                                                         (STAMP)

                                     (over)

5789-787-2

 5. OPTIONAL:   (a)  Number of directors constituting the initial board of directors of the corporation: ______________

                (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                     Name                                    Residential Address
                     ----                                    -------------------

                     ___________________________________________________________

                     ___________________________________________________________

                     ___________________________________________________________

                     ___________________________________________________________

 6. OPTIONAL:   (a)  It is estimated that the value of
                     all property to be owned by the
                     corporation for the following year
                     wherever located will be:            $_____________________

                (b)  It is estimated that the value of
                     the property to be located within
                     the State of Illinois during the
                     following year will be:              $_____________________

                (c)  It is estimated that the gross
                     amount of business that will be
                     transacted by the corporation
                     during the following year will be:   $_____________________

                (d)  It is estimated that the gross
                     amount of business that will be
                     transacted from places of business
                     in the State of Illinois during
                     the following year will be:          $_____________________

 7. OPTIONAL:   OTHER PROVISIONS

                Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

 8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated July 12, 1994

          SIGNATURE AND NAME                            ADDRESS
          ------------------                            -------


1. /s/ William M. McCleery, Jr.         1. 525 Jersey Street, P.O. Box 1069
   ----------------------------------      Street
   Signature

   William M. McCleery, Jr.                Quincy           IL             62301
   (Type or Print Name)                    City/Town        State       Zip Code


2.                                      2.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town        State       Zip Code


3.                                      3.
   ----------------------------------      -------------------------------------
   Signature                               Street

   ----------------------------------      -------------------------------------
   (Type or Print Name)                    City/Town        State       Zip Code


(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: IF a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice President and verified by him, and attested by its Secretary or Assistant Secretary.

                                  FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

-    The filing fee is $75.

-    The MINIMUM TOTAL DUE (franchise tax + filing fee) is $100.
     (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667}

     The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State      Springfield, IL 62756
Department of Business Service   Telephone (217) 782-9522
                                                 782-9523

C-162-13

No. 22369 Filed on the 16th day of August 1994 at 11:31 A. M.

Form BCA-1.15               STATEMENT OF CORRECTION            File # 5789-787-2
(Rev. Jan, 1991)

George H. Ryan                                          SUBMIT IN DUPLICATE
Secretary of State
Department of Business Services                         This space for use by
Springfield, IL 62756                                     Secretary of state
Telephone (217) 785-2237                (STAMP)         Date 8/09/94
                                                        Franchise Tax  $1,475.00
Remit payment in check or money                         Filing Fee     $   25.00
order, payable to Secretary                             Interest       $   29.50
of State."                                                             ---------
                                                        Approved       $1,529.50

                                                                         (STAMP)

1.   CORPORATE NAME: TITAN INVESTMENT CORPORATION

2.   STATE OR COUNTRY OF INCORPORATION: Illinois

3    Title of document to be corrected: Articles of Incorporation

4.   Date erroneous document was filed by Secretary of State: July 13, 1994

5.   Inaccuracy, error or defect:
     (Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary.)

     The Consideration to be Received for the shares to be issued was stated to be $10,000.00 when, in fact, the Consideration to be Received is $1,000,000.00

6.   Corrected portion(s) of the document in corrected form:
     (If there is no sufficient space cover this point, use reverse side or add one or more sheets of this size.)

4.   Authorized Shares, Issued Shares and Consideration Received:

                                           Number of
          Par Value   Number of Shares  Shares Proposed   Consideration to be
 Class    Per Share     Authorized       to be Issued     Received Therefor
------  ------------  ----------------  ---------------   --------------------
Common  No Par Value      1,000,000          1,000             $1,000,000.00

7. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated August 9, 1994                        TITAN INVESTMENT CORPORATION
                                           (Exact Name of Corporation)


attested by /s/ Richard A. Colleta          by /s/ Maurice M. Taylor, Jr.
            ------------------------------     ---------------------------------
            (Signature of Secretary or         (Signature of President or Vice
            Assistant Secretary                President)

            Richard A. Colletta,               Maurice M. Taylor, Jr.,
            Secretary                          President
            (Type or Print Name and Title)     (Type or Print Name and Title)

C 199 4